As filed with the Securities and Exchange Commission on December 2, 2004
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                      ------------------------------------
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933
                      ------------------------------------
                  ENVIRONMENTAL REMEDIATION HOLDING CORPORATION
             (Exact name of Registrant as specified in its charter)

                Colorado                                   58-2429712
      (State or other jurisdiction                      (I.R.S. Employer
           of incorporation or                       Identification Number)
              organization)


   5444 Westheimer, Suite 1570                           Ali Memon
      Houston, Texas 77056                      5444 Westheimer, Suite 1570
         (713) 626-4700                             Houston, Texas 77056
(Address, including zip code, and                       (713) 626-4700
   telephone number, including               (Name, address, including zip code,
    area code, of registrant's                 and telephone number, including
   principal executive offices)                area code, of agent for service)


                  Consulting Agreement with Thomas C. Pritchard
                            (Full Title of the Plans)
                               -------------------
                                    copy to:
                               Thomas C. Pritchard
                            Brewer & Pritchard, P.C.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430
                               -------------------

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================

            TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
        SECURITIES TO BE             AMOUNT BEING        OFFERING PRICE            AGGREGATE         REGISTRATION
           REGISTERED                REGISTERED(1)        PER SHARE(2)         OFFERING PRICE(2)          FEE
---------------------------------- ------------------ ---------------------- ---------------------- ----------------

Common Stock, par value
$.0001 per share................        150,000               $0.40                 $60,000              $7.60
---------------------------------- ------------------ ---------------------- ---------------------- ----------------

TOTAL                                                                                                    $7.60
====================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457 (c) and 457 (h) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low prices for a share of Common Stock reported on the Over-The-Counter Bulletin Board as of November 17, 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Environmental Remediation Holding Corporation. ("Company" or "Registrant") with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

      1. The Company's annual report for the fiscal year end September 30, 2003;

      2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above; and

      3. The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4. DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      Thomas C. Pritchard is a principal of Brewer & Pritchard, P.C. and has received 150,000 shares of Company common stock pursuant to this registration statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 7-109-101, et seq., of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the corporation, and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have no reasonable cause to believe his conduct was unlawful. Under Colorado law, a corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, or in a Proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

      The Company's Article of Incorporation provide that the Company shall indemnify its officers and directors to the full extent permitted by the law. The Company has entered into agreements to provide indemnification for the Company's directors and officers, which are substantially similar to the provisions of Section 7-109-101 and are consistent with the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not Applicable.

ITEM 8. EXHIBITS

      The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------------------------------------------------------

   4.1(1)  --  Common Stock Specimen
   5.1(2)  --  Opinion Regarding Legality
  10.1(2)  --  Thomas C. Pritchard Consulting Agreement
  23.1(2)  --  Consent of Counsel (included in Exhibit 5.1)
  23.2(2)  --  Consent of Pannell Kerr Forster of Texas, P.C., Independent
               Registered Public Accounting Firm

--------------------

(1) Filed previously.
(2) Filed with this Form S-8.

ITEM 9.      UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of December, 2004.

                                       ENVIRONMENTAL REMEDIATION HOLDING
                                       COPRORATION


                                       By:   /s/ ALI MEMON
                                             ----------------------------------
                                             Ali Memon, Chief Executive Officer

                          ----------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                            Title                                   Date


/s/  SIR EMEKA OFFOR               Chairman of the board                 Dec. 1, 2004
---------------------------
Sir Emeka Offor

/s/ ALI MEMON                      Chief Executive Officer, President    Dec. 1, 2004
---------------------------        and Director
Ali Memon

/s/ NICOLAE LUCA                   Director                              Dec. 1, 2004
---------------------------
Nicolae Luca

/s/ IKE C. OKPALA                  Chief Financial Officer &             Dec. 1, 2004
---------------------------        Chief Accounting Officer
Ike C. Okpala

                                  EXHIBIT INDEX

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------------------------------------------------------

   4.1(1)   --  Common Stock Specimen
   5.1(2)   --  Opinion Regarding Legality
  10.1(2)   --  Thomas C. Pritchard Consulting Agreement
  23.1(2)   --  Consent of Counsel (included in Exhibit 5.1)
  23.2(2)   --  Consent of Pannell Kerr Forster of Texas, P.C., Independent
                Registered Public Accounting Firm

------------------

(1) Filed previously.
(2) Filed with this Form S-8.